UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current report
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 10, 2005

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-27460                                           16-1158413
(Commission File Number)                    (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                 14626
 (Address of principal executive offices)                 (Zip Code)


                                 (585) 256-0200
                (Registrants's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events

On June 1, 2005, Performance Technologies, Incorporated (the "Company") engaged an executive search firm, Vell & Associates, to assist with the search and retention of a new Chief Executive Officer. The search firm will be paid a retainer for its services.

On January 20, 2003, the Company created the position of Chief Strategic Officer which was filled by John M. Slusser, in addition to his role as Chairman of the Board. The Company subsequently announced that effective June 30, 2004, Mr. Slusser would transition back to the role of outside Director and Chairman of the Board over a six month period. On December 3, 2004 the Board of Directors extended the transition period for Mr. Slusser on a month-to-month basis to enable him to adequately conclude an initiative he had undertaken as Chief Strategic Officer. On June 2, 2005, the Board of Directors and Mr. Slusser agreed that his duties as Chief Strategic Officer were fulfilled and the Board of Directors accepted Mr. Slusser's resignation from that position, effective May 31, 2005. Mr. Slusser shall continue to serve as an outside Director and Chairman of the Board.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


June 10, 2005                      By:/s/     Donald L. Turrell
                                   ------------------------------
                                              Donald L. Turrell
                                              President and
                                              Chief Executive Officer


June 10, 2005                      By:/s/     Dorrance W. Lamb
                                   ------------------------------
                                              Dorrance W. Lamb
                                              Chief Financial Officer and
                                              Vice President of Finance